UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 15, 2016
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800, Denver, Colorado 80265
(Address of principal executive offices)

303-672-6900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2016, the Board of Directors of QEP Resources, Inc. (the “Company”) adopted an amendment and restatement of the Company’s bylaws (the “Bylaws”) to implement proxy access and make certain other conforming and clerical changes.

Section 2.8 was added to Article II of the Bylaws. This section permits up to 20 shareholders owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board of Directors (whichever is greater), provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

The above summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is filed as Exhibit 3.1 to this report on form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit

3.1	Bylaws of QEP Resources, Inc., as amended December 15, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

December 15, 2016

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

3.1	Bylaws of QEP Resources, Inc., as amended December 15, 2016